RETAIL LEASE
BISSONNET SHOPPING CENTER, SUITE 4811
4803-B BISSONNET, HOUSTON, TEXAS 77401

This Lease, made as of the _____ day of January, 2005 by and between LENOX HILL HOLDINGS, LTD., a Texas limited partnership ("Landlord") and FIRST STREET SURGICAL CENTER, a Texas limited partnership (whose trade name is ______________________ ("Tenant")

ARTICLE 1. – BASIC LEASE TERMS

For the purposes of this Lease, the following terms shall have the meanings set forth below:

1.1 Shopping Center. The shopping center (including the Leased Premises) known as Bissonnet Shopping Center, Bellaire, Texas , located on the tract of land (the "Land") described on Exhibit "A" hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time, being presently as depicted on the drawing attached hereto as Exhibit "B". The Shopping Center and the Land are collectively referred to herein as the "Property".

1.2 Leased Premises. The floor space and interior wall and ceiling space of that portion of the Shopping Center outlined in red on Exhibit "B", together with a common area percentage factor determined by Landlord, resulting in an aggregate of approximately 1,700 net rentable square feet.

1.3 Lease Term. FIVE (5) years and 0 months, beginning on the Commencement Date.

1.4 Commencement Date. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession. If improvements are to be erected upon the Leased Premises pursuant to a separate Leasehold Improvements Agreement between Landlord and Tenant, as described in Section 6.1, then the "Commencement Date" shall be the earlier of the date Tenant begins operating its business in the Leased Premises or the "completion date" as stated in such Leasehold Improvements Agreement; and if no improvements are to be erected upon the Leased Premises pursuant to a Leasehold Improvements Agreement, the Commencement Date shall be the earlier of the date Tenant begins operating its business in the Leased Premises or March 1, 2005.

1.5 Base Rent. Base rent is $2,125.00 (See Exhibit "C") per month.

1.6 Security Deposits. Security deposit is $2,448.00.

1.7 Addresses.

Landlord's Address:	Tenant's Address:
Lenox Hill Holdings, Ltd.	First Street Surgical Center
5773 Woodway #460	411 First Street
Houston, Texas 77057	Bellaire, TX 77401

Landlord and Tenant, by written notice to the other, may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a Manager and such Manager's address.

1.8 Permitted Use. Medical Practice Use and Ancillary Facilities .

1.9 Common Areas. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

1.10 Lease Year. Each succeeding twelve (12) month period commencing with the first day of the first full calendar month of the Lease Term.

1.11 Proportionate Share. The proportion, expressed as a percentage, that the gross leasable area in square feet in the Leased Premises bears to the total of constructed gross leasable area in square feet in the Shopping Center, as determined by Landlord, as of the date that the computation is made. The computation shall be adjusted by Landlord if the area of the Shopping Center or the Leased Premises is altered. The Proportionate Share is 6.89 %.

1.12 Estimated Initial Monthly Common Area Costs Payment. $323.00 per month.

~~1.13 Guarantor. The guarantor of Tenant's obligations under this Lease pursuant to the Guaranty of Lease, if any, executed for the benefit of Landlord. Said Guarantor is, as of the date of execution hereof: ________~~

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~~1.14 **Hours of Operation.** ______ a.m. to ______ p.m. each day, ______ days each week, except for January 1, Easter Day, July 4, Thanksgiving Day and Christmas Day.~~

ARTICLE 2. – GRANTING CLAUSE AND RENT PROVISIONS

2.1 **Grant of Premises.** In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

2.2 **Base Rent.** Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.5 of this Lease, which amount shall be payable to Landlord at the address shown above or at such other address that Landlord in writing shall notify Tenant. One (1) monthly installment of rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease, without demand, offset or deduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

2.3 **Common Area Costs.** As used in this Lease, the term "Common Area Costs" shall mean all expenses of Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including, but not limited to the following: maintenance, repair and replacement costs; resurfacing, repainting and restriping; electricity, fuel, water, sewer, gas and other utility charges; security guards and equipment expenses (if any); sweeping, window washing and janitorial services; trash and snow and ice removal; landscaping and pest control; management fees payable to third parties; wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Property and other employment related expenses; all services, supplies, repairs, replacement or other expenses for maintaining and operating the Property; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Property at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Leased Premises and thereby reduces operating expenses; all other expenses which generally would be regarded as operating and maintenance expenses which would be reasonably be amortized over a period not to exceed five (5) years; all real property taxes and Installments of special assessments, including dues and assessments by means of deed restrictions and/or owner's associations which accrue against the Property during the term of this Lease; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city or any political subdivision thereof; all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Property; and an administrative allowance to Landlord not exceeding fifteen percent (15%) of the aggregate of all of the aforesaid expenses. The term operating expenses does not include the following: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by insurance; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord not directly engaged for the operation or maintenance of the Property; any depreciation allowance or expense; or operating expenses which are the responsibility of Tenant. Landlord shall at the beginning of each calendar year prepare an estimate of the Common Area Costs to be incurred during the year. Landlord may adjust the estimate from time to time during the year to which it relates. On the first day of each month during the Lease Term Tenant shall pay to Landlord, as additional rent, without offset or deduction, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated Common Area Costs for the year as calculated by Landlord (prorated for any partial month). The Estimated Initial Monthly Common Area Costs Payment due from Tenant shall be the sum set forth in Section 1.12 above and is subject to adjustment when Landlord revises the estimate. Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish to Tenant a statement showing the total actual Common Area Costs for the calendar year just expired, the amount of Tenant's Proportionate Share of the Common Area Costs, and payments made by Tenant during such calendar year. If Tenant's Proportionate Share of the actual Common Area Costs for such calendar year exceeds the aggregate of Tenant's monthly payments made during the calendar year just expired, Tenant shall pay to Landlord the deficiency within thirty (30) days after receipt of said statement. If Tenant's payments exceed Tenant's Proportionate Share of the actual Common Area Costs as shown on such statement, Tenant shall be entitled to offset the excess against payments thereafter becoming due as Tenant's Proportionate Share of Common Area Costs. No portion of the Common Area Costs paid by Tenant shall be credited against the Base Rent or any other rental obligations hereunder.

2.4 **Late Payment Charge.** Other remedies for nonpayment of rent notwithstanding, if any monthly rental payment is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the fifth (5th) day of the month next following the month in which Tenant was invoiced, or if any payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay Landlord one of the following (the choice to be at the sole option of Landlord unless one of the choices is improper under applicable law, in which event the other alternative will be automatically be deemed to have been selected): (a) a late payment charge in an amount equal to ten percent (10%) of such sum then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on all sums then due at the maximum contractual rate which could legally be charged in the event of a loan of such sum to Tenant (but in no event to exceed 1.5% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest

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payment shall be payable as additional rental under this Lease and shall be payable immediately on demand. If any rent is paid by check which is returned for insufficient funds, Tenant shall immediately made the required payment to Landlord in good funds by a cashier check or money orders; moreover, Tenant shall also pay Landlord the amounts specified above in this Article 2.4, plus an additional fee of $30.00 to compensate Landlord for its expense and effort in connection with the dishonored check.

2.5 **Security Deposit**. The security deposit set forth in Section 1.6 (if any) shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

~~2.6 **Relocation Option**. If Landlord determines to utilize the Leased Premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the Property designated by Landlord, provided such other space is of equal or larger size than the Leased Premises. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant-furnished and Landlord-furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.2 of this Lease.~~

2.7 **Holding Over**. Any holding over after the expiration of the term of this lease without the written consent of Landlord shall be construed to be a tenancy from month to month at a rent equal to twice the rent payable if this lease were still in force and effect. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant.

ARTICLE 3. -- OCCUPANCY, USE AND OPERATIONS

3.1 **Use and Operation of Tenant's Business**. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.8. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall in good faith continuously throughout the Lease Term conduct and carry on its business in the entire Leased Premises under the Trade Name specified in Article 1 hereof (or under such other name approved in writing by Landlord). Tenant shall not conduct any auction or fire or bankruptcy sale in the Leased Premises. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.

3.2 **Signs**. No signs of any type or description shall be erected, placed or painted in or about the Leased Premises or the Property, and Landlord reserves the right to remove, at Tenant's expense, all signs other than signs approved in writing by Landlord under this Section 3.2, without notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof. Tenant acknowledges that because of space limitation, all tenants of the Property may not be permitted to place individual signs on the pylon (if any) serving the Shopping Center, and nothing herein contained shall require Landlord to provide space on such pylon to Tenant. Any sign placed on such pylon by Tenant must be installed in compliance with Landlord's sign criteria for the pylon and shall be removed within five (5) days after the termination of this Lease for any reason. Any failure to so remove such sign shall automatically vest ownership in same to Landlord. Tenant shall be liable to Landlord for any cost or expense incurred by Landlord in removing such sign and for any damage caused by the removal of such sign.

3.3 **Compliance with Laws, Rules and Regulations**. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises. Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the rules and regulations of the Property adopted by Landlord which are set forth on a schedule attached to this Lease. If Tenant is not complying with such rules and regulations, or if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord, may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the rules and regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 **Inspection**. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to be provided by

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Landlord, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Leased Premises or any other portion of the Property. Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or use of the Leased Premises, and for any other loss occasioned thereby. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

3.5 **Personal Property and Rent Taxes.** Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property, Tenant shall pay to Landlord, upon demand, that part of such taxes for which the Tenant is primarily liable pursuant to the terms. Tenant shall pay when due any and all taxes related to Tenant's use and operation of its business in the Leased Premises. If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

ARTICLE 4. -- UTILITIES AND SERVICE

Landlord shall provide or cause to be provided the mains, conduits and other facilities necessary to supply water, sewage, electricity and telephone service for the Property. Tenant shall, however, be responsible, at its expense, to make provisions for connecting or hooking up to such utilities directly with the appropriate utility company furnishing same, including, without limitation, all pipework, wiring, circuit breakers, switches, and utility meters or sub-meters. Landlord shall provide routine maintenance, painting and electric lighting service for all Common Areas and special service areas of the Property in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein. Tenant shall promptly pay all charges and deposits for electricity, water, gas, telephone service and sewage service and other utilities furnished to the Leased Premises. Landlord may, if it so elects, furnish one or more utility services to Tenant, and in such event, Tenant shall purchase the use of such services as are tendered by Landlord, and shall pay on demand the rates established therefor by Landlord which shall not exceed the rates which would be charged for the same services if furnished to Tenant directly by the local public utility furnishing the same to the public at large. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to connect the Leased Premises to the public utility, if any, furnishing such service. Landlord shall not be liable for any interruption whatsoever in utility services not furnished by it, nor for interruptions in utility service furnished by it which are due to Acts of God or Force Majeure. Moreover, Landlord shall not be liable for any interruption of such utility services which continues during any reasonable period necessary to restore such service upon the occurrence of any of the foregoing conditions. Failure by Landlord to any extent to provide any services of Landlord specified herein or any other services not specified, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, or an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease. If any of the equipment or machinery necessary or useful for provision of any utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property.

ARTICLE 5. -- REPAIRS AND MAINTENANCE

Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the term of this Lease except as are set forth in this Article. Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls. Landlord's cost of maintaining and repairing the items in this Article are subject to the additional rent provisions of this Lease. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Tenant, at its own cost and expense, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Landlord under this Article). Without limiting the generality of the foregoing, Tenant shall maintain and keep in good repair (including replacement when necessary): (a) the interior of the Leased Premises, including walls, floors and ceilings; (b) all windows and doors, including frames, glass, molding and hardware; (c) all wires and plumbing within the Leased Premises which serve the Leased Premises (as distinguished from those serving the Shopping Center generally); (d) all signs, air conditioning and heating equipment, mechanical doors and other mechanical equipment situated on or in the Leased Premises or serving the Leased Premises (as distinguished from those serving the Property generally); and (e) those utility facilities that are not Landlord's responsibility hereunder. Tenant shall further make all other repairs to the Leased Premises made necessary by Tenant's failure to comply with its obligations under this Section. All fixtures installed by Tenant shall be new or shall have been completely and recently reconditioned. Tenant shall not allow any damage to be committed on any portion of the Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.

ARTICLE 6. -- ALTERATIONS AND IMPROVEMENTS

6.1 **Construction.** If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Landlord

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and/or Tenant in accordance with a separate "Leasehold Improvements Agreement" (herein so called) between Landlord and Tenant. Except as expressly provided in this Lease or in the Leasehold Improvements Agreement (if any), Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Leased Premises, and Tenant further waives any defects in the Leased Premises and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord's prescribed form.

6.2 **Tenant Improvements**. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason or any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs).

6.3 **Common and Service Areas**. Tenant and its employees and customers shall have the nonexclusive right to use the Common Area in common with Landlord, other tenants of the Property and other persons designated by Landlord, subject to reasonable rules and regulations governing use that Landlord from time to time prescribes. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Area, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may close any part of the Common Area to make repairs or alterations. Landlord may unilaterally change, alter, relocate, remove or replace any buildings comprising the Shopping Center, and may construct additional buildings or additional stories on existing buildings or other improvements on the Property. Landlord may close, alter, relocate or remove Common Areas, and may place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Leased Premises and otherwise alter or modify the Property, and for such purposes to enter upon the Leased Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder. The Common Area shall be under Landlord's sole operation and control. Tenant acknowledges that Landlord may be required to grant to major tenants of the Property the right to display and sell merchandise and services on portions of the Common Area, and the rights herein granted to Tenant shall be inferior to any such rights granted to major tenants. Tenant shall be responsible for and shall indemnify and hold Landlord harmless from any liability, loss or damage arising out of or caused by Tenant, its employees, subtenants, licensees, concessionaires, agents, suppliers, vendors, or service contractors, to any part of the Common Area, or to the Property whether such damages be structural or nonstructural.

ARTICLE 7. – CASUALTY AND INSURANCE

7.1 **Destruction**. Following damage or destruction to the Leased Premises by fire or other casualty, at Landlord's sole option, either (i) this Lease shall terminate, and, in such case, the rent and other amounts payable under the Lease shall be abated for the unexpired portion of the Lease, effective as of the date of destruction, or (ii) this Lease shall not terminate, and Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by any mortgagee of the Property of an option to apply proceeds against Landlord's debt to such mortgagee, with reasonable diligence to rebuild or repair the Shopping Center or other improvements to substantially the same conditions in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent and all other amounts payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, described above in Section 6.1, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use. If Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred and twenty (120) working days from the date of Landlord's receipt of written notification by Tenant of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.2 **Property Insurance**. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Leased

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Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construct on the Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord, if any, even if the cost of such insurance is borne by Tenant as set forth in Article 2. Landlord shall have the right to self-insure against the above-described risk. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's trade fixtures, furniture, supplies and all items of personal property of Tenant located on or within the Leased Premises. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant's use of the Leased Premises in a manner other than as set forth in Section 1.8, or if Tenant vacates the Leased Premises and causes an increase in such premiums, Tenant shall pay to Landlord within ten (10) days after receipt of Landlord's invoice therefor, the amount of such increase, which shall be additional rent hereunder.

7.3 **Waiver of Subrogation.** Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

7.4 **Hold Harmless.** Landlord shall not be liable to Tenant or to Tenant's customers, employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Leased Premises or the Common Area, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees, and concessionaires or of any other person entering the Property or the Leased Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or Property, or (5) arising out of the failure or cessation of any service provided by Landlord (including security service and devices), and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or injury. Nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority. Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Leased Premises.

7.5 **Liability Insurance.** Tenant at all times during the Lease term shall, at its own expense, keep in full force and effect comprehensive general liability insurance with "personal injury" coverage and contractual liability coverage, with minimum limits of $1,000,000.00 on account of bodily injuries to, or death of, one or more than one person as the result of any one accident or occurrence and $500,000.00 on account of damage to property. Tenant shall also carry insurance against fire and such other risks as are from time to time included in Standard All-Risk Insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, wall covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or in the Leased Premises. Landlord shall be a named additional insured on said policy. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

ARTICLE 8. – CONDEMNATION

If all or a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, this Lease shall, at the option of Landlord, either (i) terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority, or (ii) this Lease shall not terminate and Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgagee, the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The Base Rent and all other amounts payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. If Landlord fails to substantially complete such restoration and reconstruction within one-hundred and twenty (120) working days of the date of physical possession by the condemning authority, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist. All compensation awarded for any taking (or the

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proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant. If forty percent (40%) or more of the Leased Premises shall be taken as provided in this Section, then Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days written notice of termination and all rights and obligations of this Lease shall cease to exist.

ARTICLE 9. – ASSIGNMENT OR SUBLEASE

9.1 Assignment by Tenant, Landlord. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by merger, dissolution or transfer of a controlling interest in any partnership or corporate Tenant, which merger, dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Lease Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 Rights of Mortgagee, Estoppel Letters. Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure, judicially or non-judicially, of any such mortgage, or the sale of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, upon demand, at any time, before or after such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge, and deliver to the prospective transferee or mortgagee a Lease Subordination, Non-Disturbance and Attornment Agreement and any additional written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, all or some of the following: Tenant is in possession of the Leased Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Landlord; that Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed; an acknowledgment of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month's rent in advance.

ARTICLE 10. – LIENS

10.1 Landlord's Lien. As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon and security interest in all property of Tenant now or subsequently located upon the Leased Premises. If Tenant is in default of any provision of this Lease, Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, and take possession of all or any part of such property, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of such property to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the property sold. The proceeds of the sale of such property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

10.2 Uniform Commercial Code. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Leased Premises are situated. Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant's property, now

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or hereafter located upon the Leased Premises, which may be granted a secured party, (as that term is defined under such Uniform Commercial Code), under this Lease. Tenant will on request execute and deliver to Landlord a financing statement (or continuation statement) for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease, a carbon, photographic or other reproduction of this Lease, or a memorandum of this Lease in the form prescribed by Landlord.

ARTICLE 11. – DEFAULT AND REMEDIES

11.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (2) Tenant shall abandon any substantial portion of the Leased Premises; (3) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder; (4) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Property; (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder; (7) Tenant fails to open for business within five (5) calendar days after the Commencement Date of this Lease; or (8) Tenant shall be in default of any other term, provision or covenant of this Lease, other than those specified in subparts (1) through (7), above, and such default is not cured within ten (10) days after written notice thereof to Tenant.

11.2 Remedies for Tenant's Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth in this Section without any additional notice or demand:

(1) Without declaring the Lease terminated, Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs.

(2) Without declaring the Lease terminated, Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise.

(3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the lease Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Leased Premises as required hereunder and/or due to the inability of Landlord to relet the Leased Premises on satisfactory terms or otherwise.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any base rent, and Tenant fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.3 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 12.8 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

11.3 Default by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if Landlord has commenced actions to cure such default within said thirty (30) day period, Landlord shall have all reasonable and necessary time to complete such cure.

11.4 Remedies for Landlord's Default. Upon the occurrence of any default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 11.3, Tenant shall, as Tenant's sole remedy, have the right to maintain an action against Landlord, for actual damages suffered as a result of Landlord's

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default.

11.5 **Notice to Mortgagees**. Provided that Tenant has received prior written notice of the name and address of such lender, Tenant shall serve written notice of any claimed default or breach by Landlord under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Landlord shall be effective against Landlord unless such notice is served upon said lender; notwithstanding anything to the contrary contained herein, Tenant shall allow such lender the same period following lender's receipt of such notice to cure such default or breach as is afforded Landlord.

ARTICLE 12. -- DEFINITIONS AND MISCELLANEOUS MATTERS

12.1 **Abandon**. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant, whether or not Tenant is in default of the rental or other payments due under this Lease.

12.2 **Act of God or Force Majeure**. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

12.3 **Square Feet**. "Square feet" or "square foot' as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total building area as determined by Landlord.

12.4 **Waiver**. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms provisions and covenants contained in this Lease. Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of a forcible detainer action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

12.5 **Attorney's Fees**. If Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of any attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorneys' fees, whether suit is actually filed or not.

12.6 **Successors**. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

12.7 **Interpretations; Severability**. The captions appearing in this Lease are convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of the Lease apply (1) in the plural sense where there is more than one tenant and (2) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

12.8 **Notices**. All rent and other payments required to be made by Tenant to Landlord shall be payable to Landlord or its agent at the address set forth on page 1. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on page 1 (or, in the case of Tenant, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord's address as shown on page 1. If a Manager is named in this lease agreement, the Manager shall be a co-addressee with Landlord on all notices sent to Landlord by Tenant hereunder, and any notice sent to Landlord only but not to the Manager shall be deemed ineffective.

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12.9 **Multiple Tenants.** If this Lease is executed by more than one person or entity as "Tenant", each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the named Tenants had executed same.

12.10 **Landlord's Liability.** If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

12.11 **Time is of the Essence.** The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

12.12 **Entire Agreement.** IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE OR IN SUCH DOCUMENTS.

12.13 **Amendment.** THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

12.14 **Limitation of Warranties.** LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

12.15 **Waiver and Releases.** TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

12.16 **Light and Air.** Tenant covenants and agrees that no diminution of light, air or view by any structure which may subsequently be erected (whether or not by landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

12.17 **Negation of Partnership.** Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

12.18 **Exhibits.** The Rules and Regulations and the following exhibits annexed hereto are incorporated herein by this reference and shall form part of this Lease.

Exhibit "A":	Legal Description of the Property
Exhibit "B":	Site Plan
Exhibit "C":	Special Provisions
Exhibit "D":	Renewal Option

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EXECUTED effective as of the first day written herein.

LANDLORD

LENOX HILL HOLDINGS, LTD., a Texas limited partnership

By: LENOX HILL MANAGEMENT CORP., its general partner

DATE: ______________________

BY : ______________________

Name : HAYA VARON

Title: Vice President

TENANT

FIRST STREET SURGICAL CENTER, a Texas limited partnership

DATE: 1/10/2005

BY : ______________________

Name : ANTHONY ROTONDO

Title: Managing Partner

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RULES AND REGULATIONS

1. All keys to the Leased Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord's approval before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises or Property, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or Property.

3. Tenant shall not at any time occupy any part of the Leased Premises or Property as sleeping or lodging quarters.

4. Unless ancillary to a restaurant or other food service use specifically authorized in Tenant's Lease, Tenant shall not place, install, or operate on the Leased Premises or in any part of the Property any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or Property any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent by Landlord.

5. Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Leased Premises or the Property regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Leased Premises or Property.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant's agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Property shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the Property by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the Shopping Center or down the stairways or other passages.

12. Tenant and its employees, agents and invitee shall park their vehicles only in those parking areas designated by Landlord. Landlord reserves the right to redesignate, at any time, and from time to time, the area in which Tenant and its employees, agents, and invitees shall park their vehicles and said right shall include, but not be limited to, the right to redesignate as such parking area certain land on the periphery of or immediately adjacent to the Property. Tenant shall furnish Landlord with state automobile license numbers of Tenant's vehicles and its employees' vehicles within five days after taking possession of the Leased Premises and shall notify Landlord of any changes within five days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair, including without limitation, flat tires, out of date inspection stickers or license plates on the Leased Premises or Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord shall have the right to (i) fine Tenant $25 per day for each day that such violation continues to occur and/or (ii) remove such vehicles at Tenant's expenses.

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Leased Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in crossed hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord (if any) shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the Property of furniture or office supplies and equipment, or movement through the common areas, Shopping Center entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method,

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and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling on or in the Property.

16. Landlord reserves the right to exclude from the restricted access portions of the Shopping Center or the Property and all common areas exclusively serving the same (if any), all persons who are not known to the security personnel for the Property and who do not present a pass to the restricted areas signed by the Tenant.

17. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Leased Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

18. Except with the prior written consent of Landlord, Tenant shall not allow the Leased Premises to be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the exterior walls of the Shopping Center.

20. Tenant shall not use in any space, or in the common areas of the Property, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicle of any kind shall be brought by Tenant into the Shopping Center or kept in or about the Leased Premises without prior written approval of Landlord.

21. All garbage and refuse shall be kept in an area designated by Landlord and in the kind of container specified by Landlord and shall be placed outside of the Leased Premises daily, prepared for collection in the manner and at the times and places specified by Landlord. If Landlord provides or designates a service for collection of refuse and garbage, Tenant shall use it, at Tenant's expense, provided the cost thereof is competitive with any identical service available to Tenant. No material shall be placed in the Shopping Center trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Leased Premises is located without being in violation of any law or ordinance governing such disposal.

22. Tenant shall not permit the use or the operation of any coin operated machines on the Leased Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

23. Tenant shall provide proper fire suppression equipment to be present on the Leased Premises and maintain the same on an annual basis per type of exposure. Tenant shall provide proper storage of all flammable/combustible materials in approved FM storage containers.

24. Tenant shall provide or cause to provide yearly servicing of all heating and air conditioning systems or any other ventilation systems by licensed/certified mechanical contractor.

25. It is Landlord's desire to maintain in the Shopping Center or Property the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Leased Premises or Property and for the preservation of good order therein.

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EXHIBIT "C"

SPECIAL PROVISIONS

1. Rentals

Notwithstanding any term or condition to the contrary, Tenant shall pay to Landlord as Base Rent, without deduction, set off, prior notice or demand in the aggregate sum of One Hundred Twenty Seven Thousand Five Hundred and 0/00 DOLLARS ($127,500.00), payable by monthly installments in advance of sums indicated for the relevant Lease Period in the following schedule beginning on the Commencement Date of this Lease and thereafter due on or before the first day of every succeeding calendar month during the term of this Lease:

Lease Period	Monthly Rental
Month 1 - 60 03/01/2005 to 02/28/2010	$2,125.00

2. Property Condition

Tenant acknowledges that Tenant has inspected the Leased Premises and is familiar with the condition thereof and agrees to accept the same in its "As Is Condition". Tenant further acknowledges that Landlord has made no representations or warranties with respect to the Lease Premises, the condition thereof, or its suitability to Tenant's business. Landlord shall be under no obligation to make any alteration, repairs, improvement or construction to the Leased Premises.

3. Business Licenses

Tenant shall be solely responsible for procuring any permits or licenses from all relevant governmental authorities, if required, for its intended operations or businesses. Tenant shall further be responsible for making application to any municipal, state or federal authorities who has jurisdiction over the occupancy of the Leased Premises or Tenant's business, and to make such improvements at Tenant's sole cost to enable the use or occupancy of the Leased Premises for Tenant's intended purposes.

4. Signs

Tenant shall at its sole costs install the awning sign using the same material, design and style as the existing. Tenant must submit design to Landlord for prior approval in writing and Tenant shall at its sole cost procure any governmental approval, licenses and the renewal thereof in respect of all sings before the fabrication of signs.

Tenant is expressly prohibited from the display of any banner signs or pennants whether on the sign band, pylon or in other common areas of the property without the prior written consent of the Landlord.

Upon expiration of this Lease or sooner determination thereof, Tenant shall remove all Tenant's signs, and be responsible for all costs for the making good of any damages.

5. Common Area Control

At no time should Tenant be permitted to place or suffer to be placed any furniture, equipment or floor covering, nor should Tenant be permitted to leave or suffer to be left any articles, whether permanently or temporarily in the common areas of the property. Tenant shall be solely responsible for any costs or expenses incurred by Landlord in the removal of any such furniture, equipment, floor covering and articles.

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Tenant shall regularly sweep and clean the sidewalk and back lane adjacent to the Leased Premises, and remove all debris or garbage deposited or left thereon, whether the same has been deposited or left at such location by Tenant, its employees, its invitees or any other parties whether related to Tenant or otherwise.

6. Payment Upon Lease Execution

Simultaneously with the execution of this Lease Agreement, Tenant shall tender to Landlord the following sums, the receipt of which is hereby acknowledged by Landlord:

Security Deposit	$2,448.00
First Month (March 2005) Base Rent and CAM	$2,448.00
	$4,896.00

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EXHIBIT "D"

RENEWAL OPTION

Provided Tenant is not in default under the terms and conditions in the Lease Agreement and upon Tenant giving Landlord not less than one hundred eighty (180) days prior written notice, Tenant shall have the option to renew the Lease Agreement for a period of Sixty (60) months at the then prevailing market rent as may be agreed mutually between the parties, but otherwise on the same terms and conditions as contained in this Lease, save and except this renewal option and the revision of the rent.

In the event Tenant has not agreed in writing to accept the monthly rent before ninety (90) days prior to the expiration of the then existing term, Landlord at its option may terminate this lease as of the expiration of the then existing lease.

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